UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2007 (May 1, 2007)

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 1, 2007, Analysts International Corporation (the “Company”) entered into a Waiver and Tenth Amendment (the "Amendment") to its Credit Agreement (the “Credit Agreement”) with General Electric Capital Corporation (“GE Capital”).

The Amendment permits the Company to incur up to $10,000,000 of Indebtedness (as defined in the Credit Agreement) in connection with surety and/or performance bond reimbursement agreements or similar arrangements entered into in the ordinary course of the Company’s business. The Company’s primary need for such surety bonds is related mainly to services provided to state and local governments and entities issuing such bonds typically require the Company to enter into a reimbursement agreement or similar arrangement. The Amendment also waives certain defaults and events of default under the Credit Agreement relating to indebtedness incurred in connection with surety and/or performance bond reimbursement agreements or similar arrangements entered into prior to the date of the Amendment. The Amendment further waives the requirement that the Company and all other Credit Parties (as defined in the Credit Agreement) amend and restate the Credit Agreement on or prior to May 1, 2007 to reflect, among other things, all prior amendments to the Credit Agreement and to add certain of the Company’s Subsidiaries (as defined in the Credit Agreement) as additional borrowers under the Credit Agreement.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

10.1	Waiver and Tenth Amendment to Credit Agreement, dated May 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 7, 2007	ANALYSTS INTERNATIONAL CORPORATION

/s/ Colleen M. Davenport
Colleen M. Davenport
Secretary and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Waiver and Tenth Amendment to Credit Agreement, dated May 1, 2007

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